EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS OCTOBER 2006

OPERATIONAL PERFORMANCE

HOUSTON, Nov. 1, 2006 - Continental Airlines (NYSE: CAL) today reported an October consolidated (mainline plus regional) load factor of 79.3 percent, 2.0 points above last year's October consolidated load factor. The carrier reported a mainline load factor of 79.5 percent, 2.1 points above the October 2005 mainline load factor, and a domestic mainline load factor of 83.1 percent, 2.9 points above October 2005. All three were records for the month. In addition, the airline had an international mainline load factor of 75.4 percent, 1.4 points above October 2005.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 71.4 percent and an October mainline completion factor of 99.6 percent.

In October 2006, Continental flew 7.3 billion consolidated revenue passenger miles (RPMs) and 9.2 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 9.5 percent and a capacity increase of 6.8 percent as compared to October 2005. In October 2006, Continental flew 6.4 billion mainline RPMs and 8.1 billion mainline ASMs, resulting in a mainline traffic increase of 9.5 percent and a 6.6 percent increase in mainline capacity as compared to October 2005. Domestic mainline traffic was 3.6 billion RPMs in October 2006, up 8.0 percent from October 2005, and domestic mainline capacity was 4.3 billion ASMs, up 4.4 percent from October 2005.

For October 2006, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 4.5 and 5.5 percent compared to October 2005, while mainline passenger RASM is estimated to have increased between 5.0 and 6.0 percent compared to October 2005. For September 2006, both consolidated and mainline passenger RASM increased 4.8 percent compared to September 2005.

October 2006 sales at continental.com increased 26.0 percent over October 2005.

Continental's regional operations had a record October load factor of 77.3 percent, 0.6 points above last year's October load factor. Regional RPMs were 854.6 million and regional ASMs were 1,105.0 million in October 2006, resulting in a traffic increase of 9.6 percent and a capacity increase of 8.6 percent versus October 2005.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,200 daily departures throughout the Americas, Europe and Asia, serving 151 domestic and 136 international destinations. More than 400 additional points are served via SkyTeam alliance airlines.  With more than 43,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 61 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

In 2006, Continental Airlines won its sixth J.D. Power and Associates award since 1996. The carrier received the highest rank in customer satisfaction among network carriers in North America in the J.D. Power and Associates 2006 Airline Satisfaction Index SurveySM. For the third consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2006 list of Most Admired Global Companies. Continental was also named the No. 1 airline on the publication's 2006 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the third year in a row, and "Best Executive/Business Class" for the fourth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2005 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of our significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters, disruptions in its computer systems, and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
OCTOBER	2006	2005	Change
REVENUE PASSENGER MILES (000)
Domestic	3,584,913	3,317,921	8.0	Percent

International	2,822,048	2,535,725	11.3	Percent
Transatlantic	1,546,101	1,387,163	11.5	Percent
Latin America	655,677	555,753	18.0	Percent
Pacific	620,270	592,809	4.6	Percent

Mainline	6,406,961	5,853,646	9.5	Percent
Regional	854,558	779,923	9.6	Percent
Consolidated	7,261,519	6,633,569	9.5	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,315,902	4,134,740	4.4	Percent

International	3,740,648	3,424,930	9.2	Percent
Transatlantic	2,028,134	1,821,180	11.4	Percent
Latin America	901,038	789,408	14.1	Percent
Pacific	811,476	814,342	-0.4	Percent

Mainline	8,056,550	7,559,670	6.6	Percent
Regional	1,105,028	1,017,333	8.6	Percent
Consolidated	9,161,578	8,577,003	6.8	Percent
PASSENGER LOAD FACTOR
Domestic	83.1 Percent	80.2 Percent	2.9	Points

International	75.4 Percent	74.0 Percent	1.4	Points
Transatlantic	76.2 Percent	76.2 Percent	0.0	Points
Latin America	72.8 Percent	70.4 Percent	2.4	Points
Pacific	76.4 Percent	72.8 Percent	3.6	Points

Mainline	79.5 Percent	77.4 Percent	2.1	Points
Regional	77.3 Percent	76.7 Percent	0.6	Points
Consolidated	79.3 Percent	77.3 Percent	2.0	Points
ONBOARD PASSENGERS
Mainline	3,947,787	3,659,411	7.9	Percent
Regional	1,560,093	1,415,668	10.2	Percent
Consolidated	5,507,880	5,075,079	8.5	Percent
CARGO REVENUE TON MILES (000)
Total	96,408	95,400	1.1	Percent
PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2006	2005	Change
REVENUE PASSENGER MILES (000)
Domestic	36,040,992	33,171,879	8.6	Percent

International	30,325,388	26,265,327	15.5	Percent
Transatlantic	15,134,401	13,041,983	16.0	Percent
Latin America	8,930,736	7,574,781	17.9	Percent
Pacific	6,260,251	5,648,563	10.8	Percent

Mainline	66,366,380	59,437,206	11.7	Percent
Regional	8,637,199	7,361,791	17.3	Percent
Consolidated	75,003,579	66,798,997	12.3	Percent
AVAILABLE SEAT MILES (000)
Domestic	43,032,142	40,797,835	5.5	Percent

International	38,701,827	33,782,460	14.6	Percent
Transatlantic	19,188,816	16,257,613	18.0	Percent
Latin America	11,365,267	10,024,616	13.4	Percent
Pacific	8,147,744	7,500,231	8.6	Percent

Mainline	81,733,969	74,580,295	9.6	Percent
Regional	11,063,890	9,895,570	11.8	Percent
Consolidated	92,797,859	84,475,865	9.9	Percent
PASSENGER LOAD FACTOR
Domestic	83.8 Percent	81.3 Percent	2.5	Points

International	78.4 Percent	77.7 Percent	0.7	Points
Transatlantic	78.9 Percent	80.2 Percent	-1.3	Points
Latin America	78.6 Percent	75.6 Percent	3.0	Points
Pacific	76.8 Percent	75.3 Percent	1.5	Points

Mainline	81.2 Percent	79.7 Percent	1.5	Points
Regional	78.1 Percent	74.4 Percent	3.7	Points
Consolidated	80.8 Percent	79.1 Percent	1.7	Points
ONBOARD PASSENGERS
Mainline	40,699,650	37,365,379	8.9	Percent
Regional	15,323,268	13,277,401	15.4	Percent
Consolidated	56,022,918	50,642,780	10.6	Percent
CARGO REVENUE TON MILES (000)
Total	890,556	840,376	6.0	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
OCTOBER	2006	2005	Change
On-Time Performance [1]	71.4%	78.1%	(6.7)	Points
Completion Factor [2]	99.6%	98.8%	0.8	Points
September 2006 year-over-year consolidated RASM change			4.8	Percent
September 2006 year-over-year mainline RASM change			4.8	Percent
October 2006 estimated year-over-year consolidated RASM change			4.5-5.5	Percent
October 2006 estimated year-over-year mainline RASM change			5.0-6.0	Percent
October 2006 estimated average price per gallon of fuel, including fuel taxes			2.07	Dollars
Forth Quarter 2006 estimated average price per gallon of fuel, including fuel taxes			2.05	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage

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